UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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      [  ] Soliciting Material Pursuant to §240.14a-12

MACKENZIE REALTY CAPITAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 6, 2024

Re: We need your vote!

Dear Stockholder:

A couple of weeks ago, you should have received proxy materials for the special meeting of stockholders of MacKenzie Realty Capital, Inc. scheduled to be held on December 18, 2024.

According to our latest records, your vote for this meeting has not been received.  Regardless of the number of shares you may own, it is very important that they be represented at this meeting.  Further, by voting now, you can help us limit the additional fees we may incur related to the continued solicitation of votes required to hold our meeting.  Vote now and we won’t have to keep calling!

Your board of directors unanimously recommends that stockholders vote FOR all proposals.

We believe these amendments are crucial to our ability to be a Nasdaq-listed company, to raise funds in the public markets, and to grow our asset based and enhance stockholder returns.

We urge youcall our proxy solicitor, Georgeson toll-free at (866) 735-2302. If you have any questions or need assistance in voting your shares.

Please see the attached proxy card for instructions. Alternatively, you may sign, date and mail the enclosed proxy card in the postage paid envelope provided.  Please vote today.

Your vote is important, no matter how many or how few shares you may own.  Please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

If you have any questions about the proposals, please feel free to call MacKenzie at 800-854-8357.
Sincerely,

Chip Patterson, Chairman
MacKenzie Realty Capital, Inc.

P.S. Please vote your shares today at www.investorvote.com/MKZR1 or by calling (800) 652-VOTE (8683), using the Control Number on the enclosed proxy card.

IF YOU HAVE RECENTLY MAILED YOUR PROXY CARD OR CAST YOUR VOTE BY PHONE OR INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.